Exhibit 99.1

 Venus Concept Announces Third Quarter and First Nine Months of 2021 Financial Results; Updates Fiscal Year 2021 Revenue Guidance

TORONTO, November 12, 2021 (PR Newswire) – Venus Concept Inc. (“Venus Concept” or the “Company”) (NASDAQ: VERO), a global medical aesthetic technology leader, announced financial results for the three and nine months ended September 30, 2021.

Third Quarter 2021 Summary & Recent Highlights:

•	Total revenue of $24.6 million, up $3.9 million, or 19%, year-over-year.
•	U.S. revenue of $13.0 million, up $5.2 million, or 67%, year-over-year.
•	Total subscription and system revenue of $20.7 million, up $3.7 million, or 22% year-over-year.
•	Gross margin of 70.5%, up 5.2% year-over-year.
•	GAAP operating loss of $5.4 million, up $0.1 million, or 2%, year-over-year.
•	GAAP net loss attributable to stockholders of $9.8 million, up $2.6 million, or 35%, year-over-year.
•	Adjusted EBITDA loss of $3.5 million, up $2.2 million, or 155%, year-over-year.
•
The Company received a Health Canada medical device license to market the Venus Fiore Feminine Health System in Canada in July and FDA 510(k) clearance to market the Venus Freedom device in the United States in October.

•	On October 12, 2021, the Company announced the appointment of Ross J. Portaro to the position of President of Global Sales, effective October 15, 2021.

Management Commentary:

“Third quarter revenue results reflect strong demand from customers, particularly in the United States, despite the challenging operating environment,” said Domenic Serafino, Chief Executive Officer of Venus Concept. “Strong execution of our focused commercial strategy in the United States drove revenue growth of 67% year-over-year, which offset a 10% year-over year decrease in international revenue. International revenue results were impacted by our inability to fulfill demand for certain of our products due to the global supply disruptions related to COVID-19 which resulted in a backlog for customer purchase orders received of $2.4 million as of the end of the third quarter, of which we have fulfilled $1.4 million in the first half of the fourth quarter. We continue to actively work with our suppliers and third-party manufacturers to mitigate supply issues and intend to fulfill the remaining customer purchase order backlog in the fourth quarter of fiscal year 2021 and the first quarter of fiscal year 2022.”

Mr. Serafino continued: “Based on our current assessment and strong pipeline activity, we believe that we will continue to see an improvement in capital equipment demand in the aesthetics and hair restoration markets as we move through 2021. We remain confident in our ability to deliver strong growth and we have tightened our expectations for revenue growth to 33% to 37% year-over-year in fiscal year 2021. We continue to expect to drive strong operating leverage in 2021, as well. Importantly, our longer-term outlook is compelling as we continue to make progress in the area of product development; specifically, our efforts to develop AIme, the next generation robotic technology for medical aesthetic applications.”

Third Quarter and First Nine Months of 2021 Revenue by Region and by Product Type:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(dollars in thousands)		(dollars in thousands)
Revenues by region:
United States	$12,962	$7,784	$37,025	$22,339
International	11,601	12,896	35,963	29,845
Total revenue	$24,563	$20,680	$72,988	$52,184

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(dollars in thousands)		(dollars in thousands)
Revenues by product:
Subscription—Systems	$12,634	$9,431	$33,958	$23,709
Products—Systems	8,022	7,503	26,526	17,758
Products—Other (1)	2,961	2,631	9,330	7,136
Services (2)	946	1,115	3,174	3,581
Total revenue	$24,563	$20,680	$72,988	$52,184

(1)	Products-Other include ARTAS procedure kits and other consumables.
(2)	Services include VeroGrafters technician services and extended warranty sales.

Third Quarter 2021 Financial Results:

	Three Months Ended September 30,
	2021		2020		Change
(in thousands, except percentages)	$	% of Total	$	% of Total	$	%
Revenues:
Subscription—Systems	$12,634	51.4	$9,431	45.6	$3,204	34.0
Products—Systems	8,022	32.7	7,503	36.3	519	6.9
Products—Other	2,961	12.1	2,631	12.7	331	12.6
Services	946	3.8	1,115	5.4	(169)	(15.2)
Total	$24,563	100.0	$20,680	100.0	$3,883	18.8

Total revenue for the third quarter of 2021 increased $3.9 million, or 19%, to $24.6 million, compared to the third quarter of 2020. The increase in total revenue, by region, was driven by a 67% increase year-over-year in United States revenue, offset partially by a 10% year-over-year decrease in international revenue. The increase in total revenue, by product category, was driven by a 34% increase in lease revenue, a 7% increase in systems revenue and a 13% increase in products revenue, offset partially by a 15% decrease in services revenue. The percentage of total systems revenue derived from our subscription model was approximately 61% this quarter, compared to approximately 56% for the third quarter of 2020.

Gross profit for the third quarter of 2021 increased $3.8 million, or 28%, to $17.3 million compared to the third quarter of 2020. Gross margin was 70.5%, compared to 65.3% of revenue for the third quarter of 2020. The increase in gross margin was primarily driven by higher sales of Venus consumables and improved revenue mix of system sales sold under our subscription program, primarily tracing to Venus Bliss, and the discontinuation of our 2two5 advertising agency services.

Operating expenses for the third quarter of 2021 increased $3.9 million, or 21%, to $22.7 million compared to the third quarter of 2020. The increase in total operating expenses was driven by an increase of $3.1 million, or 55%, in sales and marketing expenses, an increase of $0.7 million, or 6%, in general and administrative expenses and an increase of $0.1 million, or 4%, in R&D expenses.

Operating loss for the third quarter of 2021 increased $0.1 million, or 2%, year-over-year to $5.4 million.

Net loss attributable to stockholders for the third quarter of 2021 increased $2.6 million, or 35% year-over-year, to $9.8 million, or $0.18 per share. Adjusted EBITDA loss for the third quarter of 2021 increased $2.2 million, or 156% year-over-year, to $3.5 million.

First Nine Months of 2021 Financial Results:

	Nine Months Ended September 30,
	2021		2020		Change
(in thousands, except percentages)	$	% of Total	$	% of Total	$	%
Revenues:
Subscription—Systems	$33,958	46.5	$23,709	45.4	$10,249	43.2
Products—Systems	26,526	36.3	17,758	34.0	8,768	49.4
Products—Other	9,330	12.8	7,136	13.7	2,195	30.8
Services	3,174	4.3	3,581	6.9	(407)	(11.4)
Total	$72,988	100.0	$52,184	100.0	$20,804	39.9

Total revenue for the nine months ended September 30, 2021, increased $20.8 million, or 40%, to $73.0 million. The increase in total revenue, by region, was driven by a 66% increase in United States revenue and a 20% increase in international revenue. The increase in total revenue, by product category, was driven by a 43% increase in lease revenue, a 49% increase in systems revenue and a 31% increase in products revenue, offset partially by a 11% decrease in services revenue. The percentage of total systems revenue derived from our subscription model was approximately 56%, compared to approximately 57% for the nine months ended September 30, 2020.

Net loss attributable to stockholders for the nine months ended September 30, 2021 decreased $51.9 million, or 74%, to $18.7 million, or $0.35 per share. Adjusted EBITDA loss for the nine months ended September 30, 2021 decreased $9.7 million, or 55%, to $8.1 million.

Updated Fiscal Year 2021 Revenue Guidance:

The Company now expects total revenue for the twelve months ending December 31, 2021 in the range of $104.0 million to $107.0 million, representing an increase of approximately 33% to 37%, year-over-year, compared to total revenue of $78.0 million for the twelve months ended December 31, 2020. This compares to the Company’s prior guidance range of $102.0 million to $107.0 million.

Conference Call Details:

Management will host a conference call at 8:00 a.m. Eastern Time on November 12, 2021 to discuss the results of the quarter with a question and answer session. Those who would like to participate may dial 877-407-2991 (201-389-0925 for international callers) and provide access code 13723892. A live webcast of the call will also be provided on the investor relations section of the Company's website at ir.venusconcept.com.

For those unable to participate, a replay of the call will be available for two weeks at 877-660-6853 (201-612-7415 for international callers); access code 13723892. The webcast will be archived at ir.venusconcept.com.

About Venus Concept

Venus Concept is an innovative global medical aesthetic technology leader with a broad product portfolio of minimally invasive and non-invasive medical aesthetic and hair restoration technologies and reach in over 60 countries and 18 direct markets. Venus Concept focuses its product sales strategy on a subscription-based business model in North America and in its well-established direct global markets. Venus Concept’s product portfolio consists of aesthetic device platforms, including Venus Versa, Venus Legacy, Venus Velocity, Venus Fiore, Venus Freedom, Venus Viva, Venus Freeze Plus, Venus Glow, Venus Bliss, Venus Epileve and Venus Viva MD. Venus Concept’s hair restoration systems include NeoGraft®, an automated hair restoration system that facilitates the harvesting of follicles during a FUE process and the ARTAS® and ARTAS iX® Robotic Hair Restoration systems, which harvest follicular units directly from the scalp and create recipient implant sites using proprietary algorithms. Venus Concept has been backed by leading healthcare industry growth equity investors including EW Healthcare Partners (formerly Essex Woodlands), HealthQuest Capital, Longitude Capital Management, and Aperture Venture Partners.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained herein that are not of historical facts may be deemed to be forward-looking statements. In some cases, you can identify these statements by words such as such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements include, but are not limited to, statements about our financial performance; the growth in demand for our systems and other products; and general economic conditions, including the global economic impact of COVID-19, and involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These forward-looking statements are based on current expectations, estimates, forecasts, and projections about our business and the industry in which the Company operates and management's beliefs and assumptions and are not guarantees of future performance or developments and involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this communication may turn out to be inaccurate. Factors that could materially affect our business operations and financial performance and condition include, but are not limited to, those risks and uncertainties described under Part II Item 1A—“Risk Factors” in our Quarterly Reports on Form 10-Q and Part I Item 1A—“Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. You are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements are based on information available to us as of the date of this communication. Unless required by law, the Company does not intend to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise.

Investor Relations Contact:

Westwicke Partners on behalf of Venus Concept:

Mike Piccinino, CFA

VenusConceptIR@westwicke.com

Venus Concept Inc.
Condensed Consolidated Balance Sheets
(In thousands of U.S. dollars, except share and per share data)

	September 30, 2021	December 31, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$15,781	$34,297
Restricted cash	83	83
Accounts receivable, net of allowance of $11,459 and $18,490 as of September 30, 2021, and December 31, 2020	47,792	52,764
Inventories	21,005	17,759
Prepaid expenses	2,395	2,240
Advances to suppliers	2,728	2,587
Other current assets	4,756	5,674
Total current assets	94,540	115,404
LONG-TERM ASSETS:
Long-term receivables	23,243	21,148
Deferred tax assets	785	884
Severance pay funds	742	685
Property and equipment, net	2,575	3,539
Intangible assets	16,268	18,865
Total long-term assets	43,613	45,121
TOTAL ASSETS	$138,153	$160,525
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade payables	$4,749	$6,322
Accrued expenses and other current liabilities	17,180	20,253
Taxes payable	2,149	1,132
Unearned interest income	2,565	1,950
Warranty accrual	1,173	1,106
Deferred revenues	420	1,752
Current portion of government assistance loans	950	—
Total current liabilities	29,186	32,515
LONG-TERM LIABILITIES:
Long-term debt	76,857	75,491
Government assistance loans	—	4,110
Taxes payable	478	478
Accrued severance pay	852	755
Deferred tax liabilities	45	811
Unearned interest income	1,291	1,778
Warranty accrual	471	533
Other long-term liabilities	202	293
Total long-term liabilities	80,196	84,249
TOTAL LIABILITIES	109,382	116,764
Commitments and Contingencies (Note 8)
STOCKHOLDERS’ EQUITY (Note 1):
Common Stock, $0.0001 par value: 300,000,000 shares authorized as of September 30, 2021 and December 31, 2020; 54,157,969 and 53,551,126 issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	26	26
Additional paid-in capital (Note 1)	204,094	201,598
Accumulated deficit	(176,072)	(157,392)
TOTAL STOCKHOLDERS’ EQUITY	28,048	44,232
Non-controlling interests	723	(471)
	28,771	43,761
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$138,153	$160,525

Venus Concept Inc.
Condensed Consolidated Statements of Operations
(In thousands of U.S. dollars, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue
Leases	$12,634	$9,431	$33,958	$23,709
Products and services	11,929	11,249	39,030	28,475
	24,563	20,680	72,988	52,184
Cost of goods sold
Leases	2,938	2,303	7,444	5,296
Products and services	4,319	4,874	14,287	12,208
	7,257	7,177	21,731	17,504
Gross profit	17,306	13,503	51,257	34,680
Operating expenses:
Selling and marketing	8,775	5,657	26,743	18,813
General and administrative	11,990	11,291	31,983	40,057
Research and development	1,930	1,849	6,005	6,043
Goodwill impairment	—	—	—	27,450
Gain on forgiveness of government assistance loans	—	—	(2,775)	—
Total operating expenses	22,695	18,797	61,956	92,363
Loss from operations	(5,389)	(5,294)	(10,699)	(57,683)
Other expenses:
Foreign exchange loss	1,645	1,096	2,489	4,209
Finance expenses	1,000	1,897	4,046	6,522
Loss on disposal of subsidiaries	188	-	188	385
Loss before income taxes	(8,222)	(8,287)	(17,422)	(68,799)
Income tax expense (benefit)	616	(966)	609	(1,010)
Net loss	(8,838)	(7,321)	(18,031)	(67,789)
Deemed dividend	-	-	-	(3,564)
Loss attributable to stockholders of the Company	(9,798)	(7,243)	(18,680)	(70,585)
Income (loss) attributable to non-controlling interest	960	(78)	649	(768)

Net loss per share:
Basic	$(0.18)	$(0.18)	$(0.35)	$(2.04)
Diluted	$(0.18)	$(0.18)	$(0.35)	$(2.04)
Weighted-average number of shares used in per share calculation:
Basic	54,145	40,466	53,994	34,553
Diluted	54,145	40,466	53,994	34,553

Use of Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP measure defined as net income (loss) before foreign exchange loss (gain), financial expenses, income tax expense (benefit), depreciation and amortization, stock-based compensation and non-recurring items for a given period. Adjusted EBITDA is not a measure of our financial performance under U.S. GAAP and should not be considered an alternative to net income or any other performance measures derived in accordance with U.S. GAAP. Accordingly, you should consider Adjusted EBITDA along with other financial performance measures, including net income, and our financial results presented in accordance with U.S. GAAP. Other companies, including companies in our industry, may calculate Adjusted EBITDA differently or not at all, which reduces its usefulness as a comparative measure. We understand that although Adjusted EBITDA is frequently used by securities analysts, lenders and others in their evaluation of companies, Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are: Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments; Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and although depreciation and amortization are non-cash charges, the assets being depreciated will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

We believe that Adjusted EBITDA is a useful measure for analyzing the performance of our core business because it facilitates operating performance comparisons from period to period and company to company by backing out potential differences caused by changes in foreign exchange rates that impact financial assets and liabilities denominated in currencies other than the U.S. dollar, tax positions (such as the impact on periods or companies of changes in effective tax rates), the age and book depreciation of fixed assets (affecting relative depreciation expense), amortization of intangible assets, stock-based compensation expense (because it is a non-cash expense) and non-recurring items as explained below.

The following reconciliation of net loss to Adjusted EBITDA for the periods presented:

Venus Concept Inc.
Reconciliation of Net loss to Non-GAAP Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Reconciliation of net loss to Adjusted EBITDA	(in thousands)		(in thousands)
Net loss	$(8,838)	$(7,321)	$(18,031)	$(67,789)
Foreign exchange loss	1,645	1,096	2,489	4,209
Interest expense	940	1,750	3,008	6,084
Accretion on long-term debt and amortization of fees	60	147	1,038	438
Income tax expense (benefit)	616	(966)	609	(1,010)
Depreciation and amortization	1,305	1,181	3,756	3,695
Stock-based compensation expense	536	547	1,602	1,603
Goodwill impairment charge	—	—	—	27,450
Gain on forgiveness of government assistance loans	—	—	(2,775)	—
Other adjustments (1)	188	2,178	188	7,480
Adjusted EBITDA	$(3,548)	$(1,388)	$(8,116)	$(17,840)

(1)
For the three and nine months ended September 30, 2021, the other adjustments are represented by a loss on the sale of a subsidiary in South Africa ($0.2 and $0.2 million, respectively). For the three and nine months ended September 30, 2020, the other adjustments are mainly represented by severance and retention payments ($nil and $1.4 million, respectively), additional bad debt provision due to COVID-19 ($2.2 million and $5.7 million, respectively) as well as a loss on the sale of a subsidiary in Bulgaria ($nil and $0.4 million, respectively).